Calculation of Filing Fee Tables
S-8
Energy Recovery, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	5,000,000	$ 7.8775	$ 39,387,500.00	0.0001381	$ 5,439.41
Total Offering Amounts:						$ 39,387,500.00		$ 5,439.41
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,439.41
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. Represents additional shares of common stock reserved for issuance under the Registrant's 2020 Incentive Plan (the "2020 Plan") as a result of the shareholders of the Registrant approving an amendment to the 2020 Plan to increase the shares of common stock available for issuance under the 2020 Plan at the Registrant's 2026 Annual Meeting of Shareholders on June 4, 2026. Estimated under Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock as quoted by The Nasdaq Stock Market on August 11, 2026, which date is within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources